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STANDARD LEASE

THIS DEED OF LEASE, hereinafter called lease, made this 20th day of May, 1996 between CMEPI or assigns, Lessor, hereafter called Landlord, and Measurement Specialties, Inc. Lessee hereinafter called Tenant and CMI, INC., Rental Agent, hereinafter called Agent.

WITNESSETH: Landlord, in consideration of the rent which Tenant agrees to pay, doth demise unto Tenant the following property.

PREMISES: Approximately 2,000 sq. ft. located at Suite B105 and B106, 11835 Canon Blvd., Newport News, VA 23606.

TERMS: From the 1st day of July, 1996 for the term of 3 years, 0 months, 0 days, next ensuing, ending on the 30th day of June, 1999.

RENT: Tenant agrees to pay in lawful money the initial monthly rent of $1583.33 and agrees to pay a total rent which shall be the total of monthly payments as specified. See RENT ADJUSTMENTS, see paragraph
32.
Rent installments are due on the first day of each and every month, in ADVANCE, to CMI, Inc., Agent (its successors or assigns), at P.O. Box 120064, Newport News, VA 23612 or hand delivered to 601 Thimble
Shoals Blvd., Newport News, VA 23606, as Agent of the Landlord, without demand.

SECURITY DEPOSIT: $1583.33. To be held by Agent in a non-interest bearing account.

USE OF PREMISES: The premises are to be used for the following purpose and no other: General business office, and research and development, provided no use of hazardous materials of any kind without Landlord's written approval.

QUIET ENJOYMENT:
(1) Tenant will not produce any noise, odor, or other condition which adversely affects the value of the property or affects the other Tenants' quiet enjoyment of the premises.

CONDITION OF PREMISES:
(2) Tenant has examined and knows the condition of the premises. No other representation has been made to the Tenant by the Landlord, Agent, or anyone as to the conditions of the premises or the use to which they may be legally put.
(3) Tenant will not overload the building.

ASSIGNING/SUBLETTING:
(4) Tenant will not permit the premises to be occupied in whole or in part by any other person other than Tenant; without the Landlord's written consent, which shall not be unreasonably withheld, assign or sublet the premises or any part thereof. Acceptance of rent by Landlord or Agent from a person other than Tenant shall not constitute such consent. If premises are sublet or assigned at a rent greater than stated in this Lease, such greater rent to be paid to Landlord. If premises are assigned or sublet in conjunction with the sale of a business or corporation or stock, thereof Landlord has the right to review the terms and conditions of such sale prior to approval of such assignment or subletting. In any case if premises are assigned or sublet, Tenant is to remain liable for all provisions of the lease, including payment of rent.

PRORATA SHARE OF EXPENSES:
(5) (a) Tenant will pay when due all bills for utilities and dumpster used on or against the premises. Tenant to be responsible for extraordinary expense attributable to their operation to include but not limited to dumpster expense and parking lot clean-up or repair.
(b) Tenant will pay property insurance including but not limited to fire and extended coverage. Tenant will pay all excess insurance premiums
(i.e. premiums in excess of the usual premiums for a non-hazardous risk) required to be paid by Landlord on the premises by reason of Tenant's use or occupancy thereof. Tenant is responsible for own contents and leasehold improvements. Landlord is not to be held responsible for any damage to Tenant's personal property or contents regardless of the cause.
(c) Landlord to pay when due any real-estate taxes or other property taxes. Tenant to pay real-estate tax increase over base year of 1996.
(d) Landlord to pay Common Area Maintenance, or condo fees and any other increases in such fees.
The above listed expenses (utilities, insurance, real-estate taxes, and common area maintenance) will be paid as additional rent. Tenant's pro-rata share to be based on square footage of Tenant's premises as a percentage of the total square footage of the complex.

LIABILITY FOR DAMAGES:
(6) Tenant agrees, during this lease, to save both Landlord and Agent harmless from any and all liability for any damage, personal or property to anyone, occasioned by or resulting from any cause whatsoever, on, in, or about the premises, the sidewalk in front of the same or any place contiguous to the premises, and neither Landlord or Agent shall be liable for damages, loss or injury to the person or property of Tenant or any other person suffered on, in, or about the premises, the sidewalk in front of the same or any place contiguous thereto by reason of any present or future latent or other defect in the premises. Tenant will maintain at his own expense for Landlord's benefit, insurance against injuries to any person, or property in an amount satisfactory to the Landlord, but not less than $500,000.00 per person, $1,000,000.00 per occurrence, and $100,000 property damage, and naming Landlord as an additional insured. (Policy must stipulate that Landlord be given 30 days notice prior to any cancellation of insurance regardless of the cause.) All fire insurance, extended coverage, and policies relating to other casualties, carried by any party to this Lease covering the demised premises and/or the contents thereof, shall expressly waive any right on the part of the insurer against any other party to this Lease, which right, to the extent not prohibited or violative of any such policy, is hereby expressly waived. The parties to this Lease agree that their policies will include such waiver clause and endorsement.

ADVERTISING/SIGNAGE:
(7) Tenant will not, without the written consent of the Landlord, use or permit the walls, fences, windows, or roof or other portions of the premises to be used without Landlord's written consent. New signs are to be approved by Landlord in writing prior to Tenant signing a contract for their construction.

COMPLIANCE WITH LOCAL CODES:
(8) Tenant will comply with all lawful requirements of the local and state health boards, police and fire departments, municipal, state, and federal authorities, and the board of fire underwriters, respecting the use of the premises and will, at his expense, make any alterations required.

REPAIRS - ALTERATIONS TENANT RESPONSIBLILTY:
(9) Landlord will maintain roof and major structural components. Major structural components are defined as foundation and load bearing walls excluding doors and door frames, excluding windows, glass, and window frames, and excluding electrical, plumbing or mechanical components mounted on or in such walls. Landlord agrees to put heating and air conditioning systems in proper operating condition as of possession date. Tenant must notify Agent or Landlord within 24 hours after taking possession, of any mechanical problems. Otherwise, it is assumed that all mechanical systems are in proper operating condition. Tenant will keep and maintain the remainder of the premises including heating, ventilation, air conditioning, plumbing, electrical, and mechanical systems in good working order and turn over the above in good working condition upon lease expiration. Tenant will not make any alterations of, additions to, or changes in the premises including but not limited to improvements of a structural nature except after having the written consent of the Landlord. Changes and improvements, and any telephone cable installed in or about the premises shall be the property of the Landlord. Tenant will use a licensed, bonded, and insured contractor and or subs must be approved in writing by Landlord prior to construction. All work to be done in a workmanlike manner with all applicable permits. Tenant will not do anything that results in mechanic's liens against the property. If mechanic's liens are placed against the property, Tenant will immediately remove such liens. Tenant further agrees to have any contractor or subcontractor execute such releases as may be required by Landlord prior to construction.

DESTRUCTION OF BUILDING:
(10) If, without fault or negligence of Tenant, the buildings on the premises are, in whole or in part, destroyed by fire or otherwise, then,
(1) if rendered untenantable, the Lease shall then terminate and Tenant shall be liable for the rent only up to the time of such destruction, but (2) if only partially destroyed, and still tenantable, Landlord shall, within a reasonable time, repair said building with a reasonable reduction of the rent from the time of such partial destruction until there is again on the premises buildings of as much value to Tenant as the buildings partially destroyed; provided, however, that if such partial destruction shall occur within six months prior to the termination of this Lease, this Lease, if Landlord so elects, shall then terminate and Tenant shall be liable for rent only up to the time of such destruction.

CONDEMNATION PROCEEDINGS:
(11) If the whole or any part of the building, shall be taken and condemned (or sold pursuant to the threat of such taking) by a competent authority for any public or quasi-public purpose, then the rent and term of this lease at the option of Landlord, shall cease and terminate on the date when possession is delivered to the condemning authority. In no event shall Tenant have any claim to any award made as the result of such taking except awards due for his relocation or business disruption, nor shall Tenant have any claim against Landlord for the value of any unexpired term of this lease or any damages whatsoever which result from condemnation (or selling pursuant to the threat of such taking).

NOTICE:
(12) Any notice permitted or required by this Lease may be served by the sheriff. If such notice is given by Landlord or Rental Agent it may be given personally or by mailing the notice by certified mail (return receipt requested) addressed to Tenant at the premises. If the notice is to be given by Tenant, he much give notice by mailing same by certified (return receipt requested) mail to agent at its current address.

NOTICE TO VACATE:
(13) A WRITTEN NOTICE GIVEN AT LEAST THREE MONTHS prior to the expiration of this lease of the intent of Tenant to vacate the premises shall be given to Landlord and Agent. Should Landlord desire possession, a written notice of at least one month prior to the expiration of this lease shall be given by Landlord or Agent to Tenant. If written notice is not given, this lease will extend month to month.

HOLDING OVER:
(14) If Tenant holds over or remains in possession or occupancy of the premises after the expiration of the term, or after any sooner termination thereof, his occupancy shall be illegal, but nevertheless, Tenant shall be liable to Landlord, so long as Tenant or any of his property remains on the premises for the last-named monthly rental for each month, or any part thereof and also for any damages sustained by Landlord by such action by Tenant.

SURRENDERING:
(15) Tenant will, upon surrender of possession, leave the premises in good repair and thoroughly cleaned with all rubbish removed, or pay the Landlord the actual cost of accomplishing same. Tenant will deliver to Landlord all keys to the premises.

PLACARDING/SHOWING:
(16) After such written notice has been given, Tenant will permit
Landlord or Agent to placard the premises on glass windows and elsewhere. Tenant will allow Landlord or Agent to show the premises, exterior and interior, to any person at any time during business hours during the term of this Lease or any extension thereof.

REMEDIES FOR TENANT'S BREACH:
(17) In the event of default by Tenant in any obligation hereunder, including payment of rents when due, owner may proceed in any manner provided by law for the enforcement of any rights provided herein. In addition to the other remedies provided by law, or this lease, the Landlord may re-enter for default in the payment of rent, or for breach of any obligation contained in this Lease, after 5 days written notice or in order to protect the Landlord's interests. Notice will be considered complete if Tenant fails to accept or pick up certified mail. Re-entry shall not prejudice Landlord's right to recover all accrued or payable rent.
Landlord may re-rent for the account of the Tenant for the unexpired portion of the term; or Landlord may, at his option, immediately terminate the Lease. Landlord's terminating the Lease, or recovering possession of the premises or re-renting shall not deprive Landlord of any other action or remedy provided by law. Tenant will pay Landlord and Agent respectively all expenditures incurred by them in enforcing the provisions of this lease, including reasonable attorney's fees and other costs. If any party fails to insist on the strict observance by the others of any provisions of this lease, such party shall thereby neither be precluded from enforcing nor be held to have waived any part thereof.

COMMISSIONS TO AGENT:
(18) In consideration of Agent's services in procuring this lease and as a covenant running with the land, the Landlord covenants with, and for the benefit of the Agent, as follows: Agent is to receive a commission of an amount decided by separate agreement between Landlord and Agent, as a percentage of the rent received during the term of this lease, and any renewal or extension thereof or any new lease of the premises between any person and Tenant, his successors or assigns (including such person in which Tenant, his successors or assigns, may have an interest as stockholder, partner, lender, of money or otherwise); and no sale, transfer, assignment, cancellation, or release (including a sale or conveyance to Tenant, his successors or assigns (including such persons as aforesaid)), shall affect Agent's right to such commission which is hereby made a lien on said premises and has hereinbefore been further secured by providing for the payment of rent to Agent. Agent shall use its best efforts to collect rent so that the said commission may be paid in installments on the installments of rent as received, and retained by agent before remitting installments of rent (less installments of commissions); but if any attempt shall be made to deprive Agent of its rights to collect rent, then the whole amount of the commission then unpaid shall be at Agent's option, immediately become due and payable. Upon sale or conveyance to Tenant, his successors or assigns (including such persons as aforesaid) Agent to receive the greater of a sales commission equal to normally prevailing rate a the time of such sale or
conveyance, or the full leasing commission per above.   Commission to be
payable in cash at closing.
(19) The Landlord hereby authorizes Agent to institute legal proceedings for the recovery of any rent under this Lease, or any renewal or extension thereof, or to employ an attorney for that purpose, and to charge all costs and fees to Landlord.
(20) All rights and liabilities herein given to or imposed upon any party shall extend to their heirs, executors, administrators, successors, and assigns.
(21) In connection with any act done or suffered by Agent concerning the premises the Landlord agrees to save agent harmless from all fines, judgments, suits, claims, demands, and actions of any kind, and from liability for injury suffered by employee or contractor engaged by the Agent for the benefit of the Landlord, and from liability for injury or damage to any person.
(22) Landlord further agrees that should any of the Tenant's rent checks be returned to CMI, Inc. for insufficient funds after disbursement has been made, Landlord agrees to immediately reimburse CMI, Inc.

AGENCY DISCLOSURE:
(23) The parties confirm that in connection with this lease, CMI, Inc. acted as the Landlord's agent.

SUBORDINATION:
(24) This lease is subject to and is hereby subordinated to all present and future mortgages, deeds of trust and other encumbrances affecting the demised premises or the property of which said premises are a part which may be placed on the premises for the benefit of the Landlord. The Lessee agrees to execute, at no expense to the Lessor, any instrument which may be deemed necessary or desirable by the Lessor to further effect the subordination of the Lease to any such mortgage, deed, trust, or encumbrance.

HEADINGS:
(25) Paragraph headings are catchwords to indicate the contents of the paragraphs, and are not to be used in construing this lease.

CONSTRUCTION:
(26) This lease shall be construed in accordance with the laws and statutes of Virginia.

LATE CHARGE:
(27) A late charge of 10% is due and payable on rent not received by Agent by the 5th of the month.

RULES AND REGULATIONS:
(28) Landlord reserves the right to institute reasonable rules and regulations regarding the premises.

TRASNFER FEE:
(29) If Tenant assigns the Lease or subleases the premises, a fee of $100.00 is due and payable to Agent by Tenant.

ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENTS:
(30) At Landlord's request, Tenant agrees to execute an estoppel, attornment, or non-disturbance agreement tot he effect that a) this Lease is in full force and effect; b) there are not defenses thereon; c) that Tenant has accepted the premises; d) the date to which rent and other charges are paid; e) that no events of default have occurred by Landlord or Tenant under the Lease, or if an event of default has occurred, setting forth in detail such default; f) as to prospective purchasers, that Tenant shall accept and attorn to such purchaser as Tenant's direct Landlord, and that such purchaser shall not be responsible for any prior defaults of Landlord and that thereafter all notices required or permitted under this lease to be given to Landlord shall be given to Purchaser. Such certificate shall also include such other information as may be reasonably required by Landlord.

LIMIT OF LANDLORD LIABILITY:
(31) Notwithstanding anything that may be contained herein to the contrary, Landlord's obligations hereunder shall be limited to Landlord's interest in the demised premises and the complex of which the demised premises are a part.

RENT ADJUSTMENTS:
(32) The rent payable pursuant to this Lease shall be increased annually on the anniversary date by an amount equal to six percent (6%) of the previous year's rent. Such rent increase shall be paid in equal monthly installments in addition to other rents described in this Lease and shall be subject to all terms and conditions.

HAZARDOUS WASTE:
(33) No oils, pollutants, infectious waste, illegal or hazardous waste or material are to be disposed of through the drain or sewage systems or placed in the dumpster. I no case will Tenant contaminate soil or water table. Landlord may from time to time order a Level1 or Level 2 Hazardous Waste survey. If above mentioned waste is found during such survey, Tenant will immediately reimburse Landlord for the survey and comply with the survey recommendations.

ADDITIONAL COVENANTS:
(34) Any conflict between Lease and additional covenants will be settled in favor of additional covenants.
(34.1) If space is ready prior to July 1, 1996, then Tenant to have space rent free. If space is not ready on July 1, 1996 then rent to be prorated.
(34.2) Landlord, at Landlord's expense, to provide the following buildout: a) paint suites in building standard paint; b) carpet suites in building standard carpet; c) Install approximately 20 feet of sheetrock wall per floorplan.
(34.3) Be it known that the principles of Landlord are licensed real estate brokers in the Commonwealth of Virginia.
(34.4) Tenant, at Tenant's expense, to have the HVAC system serviced and maintained under a maintenance contract with a licensed HVAC contractor during the term of this lease. Tenant to provide Landlord with a copy of the contract.
(34.5) Landlord's consent on a Landlord's Waiver and Consent which may be required, shall not be unreasonably withheld, in connection with financing of equipment installed on the premises, provided that such waiver and consent requires the lender to repair any physical damage to premises as a result of the lender's enforcement of such waiver and consent.

COMPLETE ASSIGNMENT
This Lease constitutes the entire contract and understanding of the parties, all prior negotiations of the parties have been merged with this Lease and there are no understandings, representations, warranties, or agreements, either oral or written, other than those set forth herein, and this Lease shall not be amended or altered in any manner unless such amendment or alteration shall be in writing and signed by all parties hereto.
IN WITNESS THEREOF, each individual party hereto has hereunder signed his or her name and affixed his or her seal, and each corporate party hereto other than Agent has caused its name to be signed and its seal to be affixed by its duly authorized officers, and Agent has hereunto caused its name to be signed by its duly authorized agent of officer.

LANDLORD: CMEPI                    TENANT: MEASUREMENT SPECIALTIES, INC.
AGENT: CMI, INC.                   DATE: May 30, 1996
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